Exhibit 99.1

Nuvectis Pharma Announces FDA Clearance of NXP900 IND

May 15, 2023, Fort Lee, NJ - Nuvectis Pharma, Inc. (NASDAQ: NVCT) ("Nuvectis" or the "Company"), a clinical-stage biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology, today announced that the U.S. Food and Drug Administration (“FDA”) cleared the Company's Investigational New Drug Application (“IND”) for NXP900, which includes the Phase 1 clinical trial protocol.

“The IND clearance by the FDA is a significant milestone for the NXP900 development program and for our overall corporate strategy, further demonstrating our ability to execute our business plan,” said Ron Bentsur, Chairman and Chief Executive Officer of Nuvectis. Mr. Bentsur continued, “Nuvectis now has two precision oncology, clinical-stage drug candidates, each with several potential opportunities in cancers that represent serious conditions of unmet medical need. We believe that NXP900 presents a unique opportunity due to its differentiated mechanism of action and pharmacologic attributes, and we are excited to start the clinical program to unlock its therapeutic potential.”

About NXP900

Nuvectis licensed exclusive world-wide rights to NXP900, a novel inhibitor of the SRC family of kinases (“SFKs”) with low nanomolar potency against YES1 and SRC, from the University of Edinburgh in Scotland. Over activation of SFKs occurs frequently in tumor tissues and they are central mediators in multiple oncogenic signaling pathways. YES1, a key member of the SFKs, enhances the phosphorylation, nuclear localization and oncogenic activity of YAP1, a key Hippo pathway effector. In preclinical studies, NXP900 demonstrated robust single agent antitumor activity in several in vivo xenograft models, including in squamous cell cancers such as cervical, head and neck and esophageal carcinomas in which Hippo pathway mutations and copy number abnormalities are prevalent. In addition, NXP900 in combination with osimertinib (the active ingredient in TAGRISSO®) in vitro and with enzalutamide (the active ingredient in Xtandi®) in vivo demonstrated the potential ability to reverse acquired resistance to these drugs in non-small cell lung cancer and metastatic castration-resistant prostate cancer, respectively.

About Nuvectis

Nuvectis Pharma, Inc. is a clinical-stage biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology. The Company is currently developing two drug candidates, NXP800 and NXP900. NXP800 is a clinical stage, oral small molecule currently in a Phase 1b study. NXP800 was granted Fast Track Designation by the FDA for the treatment of platinum-resistant, ARID1a-mutated, ovarian carcinoma. NXP900 is a novel inhibitor of SFKs with low nanomolar potency against YES1 and SRC. The IND for NXP900 has been cleared by the FDA and the Phase 1a study is expected to commence in the coming months.

For more information, please visit www.nuvectis.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nuvectis Pharma, Inc.'s current expectations, estimates, and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy, and financial needs. The outcome of the events described in these forward-looking statements are subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict and include statements regarding the preclinical data generated to date for NXP800 and NXP900, the Phase 1a data generated for NXP800, including the safety, tolerability and other observations from the NXP800 Phase 1a study, and timing, and safety, tolerability and efficacy data from the NXP800 Phase 1b study, and timing of the commencement of the Phase 1a study for NXP900, and NXP800 and NXP900's clinical potential as single agents or in combination with other approved drugs. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are subject to market and other conditions and described more fully in the section titled "Risk Factors" in our 2022 Form 10-K filed with the Securities and Exchange Commission ("SEC"). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Nuvectis Pharma Contact:

Ron Bentsur

Chairman, Chief Executive Officer and President

rbentsur@nuvectis.com

Media Relations Contact:

Christopher M. Calabrese

LifeSci Advisors

Tel: 917-680-5608

ccalabrese@lifesciadvisors.com